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                      MORGAN STANLEY INVESTMENT MANAGEMENT
                                 CODE OF ETHICS

Effective December 31, 2004

     The investment advisers, distribution companies and related service companies listed on the attached Schedule A that operate within Morgan Stanley
Investment Management (each, a "Covered Company" and collectively, "Investment
Management") have adopted this Code of Ethics (the "Code"). The principal objectives of the Code are (i) to provide policies and procedures consistent with applicable law and regulation, including Rule 17j-1 under the Investment
Company Act of 1940, as amended (the "1940 Act"), and Section 204 A of the
Investment Advisers Act of 1940, as amended (the "Advisers Act"), and (ii) make certain that the personal trading and other business activities of Employees of
Investment Management (defined in Section III. below) are conducted in a manner consistent with applicable law and regulation and the general principles set forth in the Code.

     Employees of Investment Management are also subject to the "Morgan Stanley
Code of Conduct - Securities and Asset Management Businesses" (the "Code of
Conduct"), and the Morgan Stanley Code of Ethics and Business Practices, which can be found on the Law Portal of the Morgan Stanley Today intranet site.
Employees are reminded that they are also subject to other Morgan Stanley
Investment Management policies, including policies on insider trading, the receipt of gifts, the handling of all internally distributed proprietary and confidential information, Morgan Stanley Investment Management Senior Loan
Firewall Procedures, and service as a director of a publicly traded company. All internally distributed information is proprietary and confidential information and should not be discussed with people outside of Morgan Stanley Investment
Management or shared with anybody outside of the Investment Department.

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                                TABLE OF CONTENTS

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I.       Policy Highlights

         The Code is designed so that all acts, practices and courses of business engaged in by Employees are conducted in accordance with the highest possible standards and to prevent abuses or even the appearance of abuses by Employees relating to their personal trading and other business activity. Compliance with the Code is a matter of understanding the basic requirements and making sure the steps the
         Employee takes with respect to each Personal Securities Transaction
         (defined herein) and his/her personal investment is in accordance with these requirements. This Section sets forth selected rules that frequently raise questions. These are by no means comprehensive and
         Employees must examine the specific sections of the Code for more details and are strongly urged to consult the Compliance Department when questions arise:

         >>    Shares of Morgan Stanley/Van Kampen open-end investment companies that are advised by Investment Management ("Affiliated Mutual
               Funds"), whether purchased, sold or exchanged in a brokerage account, directly through a transfer agent or in a 401(k) or other retirement plan, including the Morgan Stanley 401(k) plan, are exempt from pre-clearance requirements but are subject to holding and reporting requirements. AFFILIATED MUTUAL FUNDS MAY
               NOT BE SOLD, REDEEMED OR EXCHANGED UNTIL AT LEAST 60 CALENDAR
               DAYS FROM THE PURCHASE TRADE DATE. SHARES IN THE SAME AFFILIATED
               MUTUAL FUND MAY NOT BE REPURCHASED UNTIL AT LEAST 60 CALENDAR
               DAYS FROM THE SALE TRADE DATE. INVESTMENT PERSONNEL, DEFINED
               HEREIN, MAY NOT SELL, REDEEM OR EXCHANGE AFFILIATED MUTUAL FUNDS
               UNTIL AT LEAST 90 CALENDAR DAYS FROM THE PURCHASE TRADE DATE AND
               ARE SUBJECT TO THE REPURCHASE RESTRICTIONS ABOVE;

         >>    Shares of open-end investment companies that are sub-advised by
               Investment Management ("Sub-advised Mutual Funds"), are exempt from pre-clearance requirements but are subject to reporting requirements.

         >>    Purchases and sales of shares in money market funds continue to be exempt from preclearance, holding period and reporting
               requirements of the Code;

         >>    Employees must maintain brokerage accounts at Morgan Stanley unless an exception is granted. All accounts for the purchase of
               Affiliated Mutual Funds and Sub-advised Mutual Funds must be pre-approved by the Compliance Department before opening;

         >>    All Personal Securities Transactions must be pre-cleared through the Compliance, Department, except as set forth herein;

         >>    Employees may only transact in MWD stock during designated window periods and all transactions must be pre-cleared. The
               restrictions imposed by Morgan Stanley on Senior Management and other persons in connection with transactions

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               in MWD stock are in addition to this Code, and must be observed to the extent applicable;

         >>    Exchange Traded Funds ("ETFs") and closed-end mutual funds must be pre-cleared and are subject to all other holding and reporting requirements;

         >>    Employees are prohibited from acquiring any security in an initial public offering (IPO) or any other public underwriting;

         >>    Private placements, participation on the Board of any company and any outside business activities must be pre-approved by the Code of Ethics Review Committee;

         >>    Employees may not sell Covered Securities, defined herein, under any circumstances unless they have been held for at least 30 days and they may not be sold at a profit until at least 60 calendar days from the purchase trade date;

         >>    Employees may not repurchase any security sold by the Employee within the previous 30 days and may not repurchase such security within the previous 60 days if the purchase price is lower than any sale price within the 60-day period;

         >>    Portfolio managers and research analysts and those who report to them, may not trade in a security if accounts they manage trade in the same security within the 7 days prior to or 7 days
               following the Employee's transaction;

         >>    Employees are required to submit an Initial Holdings Report upon hire, Quarterly Transactions Reports and an Annual Report and
               Compliance Certification.

II.      General Principles

         A.    Shareholder and Client Interests Come First

               It is the policy of Investment Management to comply with all applicable federal securities laws. This Code is designed to assist Employees in fulfilling their regulatory and fiduciary duties.

               Every Employee owes a fiduciary duty to the shareholders of registered investment companies (each; a "Fund" and collectively, the "Funds") and to the Managed Account Clients (defined as clients other than registered investment companies including unregistered investment companies, institutional clients and individuals). This means that in every decision relating to investments, every Employee must recognize the needs and
               interests of the Fund shareholders and the Managed Account
               Clients, and be certain that at all times the interests of the

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               Fund shareholders and other Managed Account Clients are placed ahead of any personal interest.

         B.    Avoid Actual and Potential Conflicts of Interest

               The restrictions and requirements of the Code are designed to prevent behavior which actually or potentially conflicts, or raises the appearance of an actual or potential conflict, with the interests of the Fund shareholders or the Managed Account
               Clients. It is of the utmost importance that the Personal
               Securities Transactions of Employees be conducted in a manner consistent with both the letter and spirit of the Code to avoid any such conflict of interest and to prevent abuse of an
               Employee's position of trust and responsibility.

III.     Definitions

         A.    "Access Persons" shall include all directors, officers, and employees of Investment Management or any other person who provides investment advice on behalf of an investment adviser under Investment Management and is subject to the supervision and control of such investment adviser, as well as certain other persons falling within such definition under Rule 17j-1 under the
               1940 Act or Rule 204A-1 under the Advisers Act and such other persons that may be so deemed by each Local Compliance Group from time to time, except those persons who are not officers and directors of an investment adviser under Investment Management
               (or of any company in a control relationship to the Fund or an investment adviser under Investment Management) and who meet the following criteria: (i) directors and officers of Morgan Stanley
               Distributors Inc., Morgan Stanley Distribution Inc., Morgan
               Stanley & Co., and Van Kampen Funds Inc. (each a "Distributor"
               and collectively, the "Distributors") that do not devote
               substantially all of their working time to the activities
               (including distribution activities) of an investment adviser under Investment Management; (ii) directors and officers of the
               Distributors who do not, in the ordinary course of business make, participate in, or obtain information regarding the purchase or sale of securities by the Funds or Managed Account Clients, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds or
               Managed Account Clients regarding the purchase and sale of securities on behalf of a Fund or a Managed Account Client; and
               (iii) directors and officers of the Distributors that do not have access to information regarding the day-to-day investment
               activities of Investment Management shall not be deemed Access
               Persons. Such persons are, however, subject to the Code of
               Conduct. The Local Compliance Group for each Covered Company will identify all Access Persons of Investment Management and notify them of their pre-clearance and reporting obligations at the time they become an Access Person. Access Persons will be referred to as

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               "Employees" throughout the Code. Employees with questions
               concerning their status as Access Persons are urged to consult with their Local Compliance Group.

         B.    "Covered Accounts" shall include any account in which an Employee has, or acquires any direct or indirect beneficial ownership in a security held in the account. Generally, an employee is regarded as having beneficial ownership of securities held in an account in the name of: (1) the individual; (2) a husband, wife or minor child; (3) a relative sharing the same house; (4) another person if the Employee (i) obtains benefits substantially equivalent to ownership of the securities; (ii) can obtain ownership of the securities immediately or at some future time; or (iii) can have investment discretion or otherwise can exercise control. In addition, as described in the Code, certain circumstances
               constitute Beneficial Ownership, defined herein, by an Employee of securities held by a trust.

         C.    "Covered Securities" shall include all securities, any option to purchase or sell, and any security convertible into or
               exchangeable for such securities. For example, Covered Securities also include, but are not limited to individual securities, open-end mutual funds, exchange traded funds, closed-end funds and unit investment trusts. Exemption from certain requirements of the Code may apply to designated Covered Securities, as set forth below. In addition, certain securities, such as money market funds, are exempt from the definition of "Covered
               Security" as explained in the Code.

         D.    "Investment Personnel" shall mean any Employee who, in connection with his or her regular functions or duties, makes or
               participates in making recommendations regarding the purchase or sale of securities or anyone who, in connection with their job functions, has real-time knowledge of such recommendations or anyone who controls the Fund or an investment adviser under
               Investment Management and who obtains information concerning recommendations made to the Funds or Managed Account clients regarding the purchase or sale of securities by the Fund or the
               Managed Account Client. This includes, but is not limited to, portfolio managers, research analysts, and all persons reporting to portfolio managers and research analysts and personnel in the trading department, among others.

IV.      Grounds for Disqualification from Employment

         Pursuant to the terms of Section 9 of the 1940 Act, no director, officer or employee of a Covered Company may become, or continue to remain, an officer, director or employee without an exemptive order issued by the U.S. Securities and Exchange Commission if such director, officer or employee:

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         o     within the past ten years has been convicted of any felony or misdemeanor (i) involving the purchase or sale of any security;
               or (ii) arising out of their conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer,
               government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or

         o     is or becomes permanently or temporarily enjoined by any court from: (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity
               Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity
               Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

         It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Legal or Compliance Officer of Investment Management.

V.       Personal Securities Transactions

         A.    Prohibited Conduct

               No Employee shall buy or sell any Covered Security (with the exception of those described in sub-section C. below) for a
               Covered Account (referred to herein as a "Personal Securities
               Transaction") unless:

               1.   pre-clearance of the transaction has been obtained; and

               2.   the transaction is reported in writing to the Local
                    Compliance Group in accordance with the requirements below.

          B.   Restrictions and Limitations on Personal Securities Transactions

               Except where otherwise indicated, the following restrictions and limitations govern Personal Securities Transaction:

               1.   Covered Securities purchased may not be sold until at least
                    30 calendar days from the purchase trade date and may not be sold at a profit until at least 60 calendar days from the
                    purchase trade date. Covered Securities

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                    sold may not be repurchased until at least 30 calendar days from the sale trade date. In addition, Covered Securities
                    sold may not be purchased at a lower price until at least 60 calendar days from the sale trade date. Any violation may
                    result in disgorgement of all profits from the transactions as well as other possible sanctions.

               2.   Affiliated Mutual Funds (excluding money market funds),
                    whether purchased in a brokerage account, directly through a transfer agent or in a 401(k) or other retirement plan, may not be sold, redeemed or exchanged until at least 60
                    calendar days from the purchase trade date. They may not be repurchased until at least 60 calendar days from the sale
                    trade date. Investment Personnel may not sell, redeem or
                    exchange such mutual funds until at least 90 calendar days from the purchase trade date and are subject to the
                    repurchase restrictions above.

                    In the event of financial hardship, exceptions to this
                    section of the Code may be granted, but only with the prior written approval of a Compliance Officer and the Employee's supervisor and the transaction is consistent with each Fund prospectus, if applicable.

               3.   No short sales are permitted.

               4.   No transactions in options or futures are permitted, except that listed options may be purchased, and covered calls
                    written. No option may be purchased or written if the
                    expiration date is less than 60 calendar days from the date of purchase. No option position may be closed at a profit
                    less than 60 calendar days from the date it is established.

               5.   No Employee may acquire any security in an initial public
                    offering (IPO) or any other public underwriting. No Employee shall purchase shares of a Fund that is managed by a Covered
                    Company if such Fund is not generally available to the
                    public, unless the vehicle is designed for Morgan Stanley
                    employees and there is no intention of it becoming public in the future.

               6a.  Private placements of any kind may only be acquired with special permission from the Code of Ethics Review Committee and if approved, will be subject to monitoring by the Local
                    Compliance Group. Any Employee wishing to request approval for private placements must complete a Private Placement
                    Approval Request Form and submit the form to the Local
                    Compliance Group. A copy of the Private Placement Approval
                    Request Form, which may be revised from time to time, is
                    attached as EXHIBIT A. Where the Code of Ethics Review
                    Committee approves any acquisition of a private placement, its decision and reasons for supporting the decision will be documented in a written report, which is to

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                    be kept for five years by the Local Compliance Group after the end of the fiscal year in which the approval was
                    granted.

               6b.  Any Employee who has a personal position in an issuer through a private placement must affirmatively disclose that interest if such employee is involved in considering any
                    subsequent investment decision by a Fund or Managed Account regarding any security of that issuer or its affiliate(s).
                    In such event, the President or Chief Investment Officer of
                    Investment Management shall independently determine the
                    final investment decision. Written records of any such
                    circumstance shall be sent to the Local Compliance Group and maintained for a period of five years after the end of the fiscal year in which the approval was granted.

               Restrictions 7.a. and 7.b. apply only to portfolio managers and research analysts (and all persons reporting to portfolio
               managers and research analysts) of Investment Management.

               7a.  No purchase or sale transaction may be made in any Covered
                    Security by any portfolio manager or research analyst (or
                    person reporting to a portfolio manager or research analyst)
                    for a period of 7 calendar days before or after that Covered
                    Security is bought or sold by any Fund (other than Morgan
                    Stanley Value-Added Market Series, Morgan Stanley Select
                    Dimensions Investment Series - Value-Added Market Portfolio,
                    and Morgan Stanley index funds, or Portfolios) or any
                    Managed Account (other than index-based Managed Accounts)
                    for which such portfolio manager or research analyst (or
                    person reporting to a portfolio manager or research analyst)
                    serves in that capacity.

               7b.  The definition of portfolio manager shall also extend to any person involved in determining the composition of the
                    portfolios of Funds that are UITs or who have knowledge of a composition of a UIT portfolio prior to deposit. These
                    individuals shall not buy or sell a Covered Security within
                    7 calendar days before or after such Covered Security is
                    included in the initial deposit of a UIT portfolio.

               Restriction 7.c. applies only to personnel in the trading
               department of each Covered Company.

               7c.  No purchase or sale transaction may be made in any Covered
                    Security traded through the appropriate Covered Company's
                    trading desk(s) (as determined by the Local Compliance
                    Group) by any person on that trading desk at the same time that any Fund (other than Morgan Stanley Value-Added Market
                    Series, Morgan Stanley Select Dimensions Investment
                    Series-Value-Added Market Portfolio, and Morgan Stanley
                    index funds, or

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                    Portfolios) or any Managed Account (other than index-based
                    Managed Accounts) has a pending purchase or sale order in
                    that same Covered Security.

               7d.  Any transaction by persons described in sub-sections 7.a.,
                    7.b., and 7.c. above within such enumerated period may be
                    required to be reversed, if applicable, and any profits or, at the discretion of the Code of Ethics Review Committee,
                    any differential between the sale price of the Personal
                    Security Transaction and the subsequent purchase or sale
                    price by a relevant Fund or Managed Account during the
                    enumerated period, will be subject to disgorgement; other
                    sanctions may also be applied.

               8.   No Employee shall purchase or sell any Covered Security
                    which to their knowledge at the time of such purchase or
                    sale: (i) is being considered for purchase or sale by a Fund or a Managed Account; or (ii) is being purchased or sold by a Fund or a Managed Account. With respect to portfolio
                    managers and research analysts (and all persons reporting to portfolio managers and research analysts) of a Covered
                    Company, no such persons may purchase shares of a closed-end investment company over which such person exercises
                    investment discretion.

               9.   If a Personal Securities Transaction is not executed on the day pre-clearance is granted, it is required that
                    pre-clearance be sought again on a subsequent day (i.e.,
                    open orders, such as limit orders, good until cancelled
                    orders and stop-loss orders, must be pre-cleared each day
                    until the transaction is effected).(1)

               10.  Employees shall not participate in investment clubs.

               11.  Employees may only transact in MWD stock during designated window periods. Also, such transactions must be pre-cleared with Compliance. Holdings and transactions in MWD stock are subject to the initial, quarterly and annual reporting
                    requirements as well as the 30-day holding period
                    restriction and the 60-day short swing profit
                    restriction(2). The restrictions imposed by Morgan Stanley on Senior Management and other persons in connection with
                    transactions in MWD stock are in addition to this Code, and must be observed to the extent applicable. Employees are
                    required to read the Code of Conduct for a listing of
                    specific restrictions and limitations relating to the
                    purchase or sale of MWD stock. Employees receiving MWD stock or options through EICP and other plans may be subject to
                    certain

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(1) In the case of trades in institutional markets where the market has already closed, transactions must be executed by the next close of trading in that market.

(2) In connection with the sale of MWD stock, periodic purchases through employee sponsored equity purchase plans shall not be counted when calculating the 30-day holding period restriction or the 60-day short swing profit restriction.

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                    trading restrictions and exemptions. Employees should check
                    Employment documents and consult with the Compliance
                    Department to address any questions.

               Important: Regardless of the limited applicability of
               Restrictions 7.a., 7.b., and 7.c. each Local Compliance Group monitors all transactions by Employees in all locations in order to ascertain any pattern of conduct that may evidence actual or potential conflicts with the principles and objectives of the
               Code, including a pattern of front-running. The Compliance Group of each Covered Company: (i) on a quarterly basis, will provide the Boards of Directors/Trustees of the Funds it manages with a written report that describes any issues that arose during the previous quarter under the Code and, if applicable, any Funds'
               Sub-Adviser's Code of Ethics, including but not limited to, information about material violations and sanctions imposed in response to the material violations; and (ii) on an annual basis, will certify that each Covered Company has adopted procedures reasonably necessary to prevent its Employees from violating the
               Code. Also, as stated elsewhere in this Code, any violation of the foregoing restrictions may result in disgorgement of all profits from the transactions as well as other possible
               sanctions.

         C.    Exempt Securities

               1.   The securities listed below are exempt from: (i) the holding period and other restrictions of this Section V.,
                    sub-sections B.1., B.2., B. 7a-d. and B.8.; (ii) the
                    pre-clearance requirements; and (iii) the initial, quarterly and annual reporting requirements. Accordingly, it is not
                    necessary to obtain pre-clearance for Personal Securities
                    Transactions in any of the following securities, nor is it necessary to report such securities in the quarterly
                    Transaction Reports or the Initial Holdings Report and
                    Annual Compliance Certification:

                    (a)  Direct obligations of the United States Government(3);

                    (b)  Bank Certificates of Deposit;

                    (c)  Bankers' Acceptances;

                    (d)  Commercial Paper; and

                    (e)  High Quality Short-Term Debt Instruments (which for
                         these purposes are repurchase agreements and any
                         instrument that has a maturity at issuance of fewer
                         than 366 days that is rated in one of the two highest
                         categories by a Nationally Recognized Statistical
                         Rating Organization).

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(3) Includes securities that carry full faith and credit of the U.S. Government for the timely payment of principal and interest, such as Ginnie Maes, U.S.
Savings Bonds, and U.S. Treasuries. For international offices, the equivalent shares in fixed income securities issued by the government of their respective jurisdiction; however such securities are subject to the initial and annual reporting requirements of sub-section D.

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                    (f)  Shares held in money market funds.

                    (g)  Shares held in open-end Mutual Funds other than
                         Affiliated Mutual Funds and Sub-advised Mutual Funds.

               2.   Transactions in redeemable Unit Investment Trusts are exempt from the restrictions contained in this Section V.,
                    sub-sections B.1. and B.7 and the pre-clearance requirement of Section V., sub-section A., but are subject to the
                    reporting requirements of Section VI., sub-section A.

               3.   Shares of Affiliated Mutual Funds are exempt from the
                    pre-clearance requirement of Section V, sub-section A, but are subject to the account opening restrictions of Section
                    V, sub-section E, initial, quarterly and annual reporting
                    requirements of Section VI, and the holding period
                    restrictions contained in Section V, sub-section B. Exchange
                    Traded Funds ("ETFs") and closed-end funds must be
                    pre-cleared and are subject to all other reporting
                    requirements.

               4.   Shares of Sub-advised Mutual Funds are exempt from the
                    pre-clearance requirement of Section V, sub-section A, but are subject to the account opening restrictions of Section
                    V, sub-section E, and initial, quarterly and annual
                    reporting requirements of Section VI.

               5.   All Employees wishing to participate in an issuer's direct stock purchase plan or automatic dividend reinvestment plans must submit a memorandum to the Local Compliance Group
                    stating the name and the amount to be invested in the plan.
                    Any sale transactions from an automatic dividend
                    reinvestment plan must be pre-cleared. Purchases under an
                    issuer's direct stock purchase plan or automatic dividend
                    reinvestment plan are exempt from the restrictions contained in this Section V, sub-sections B.1., B.7a-d. and B.8. and the pre-clearance requirement but are subject to the
                    reporting requirements.

               6.   Transactions in Affiliated Mutual Funds within the Morgan
                    Stanley 401(k) Plan(4) are exempt from the pre-clearance
                    requirement of Section V. sub-section A, but are subject to the initial, quarterly and annual reporting requirements of
                    Section VI. and the holding period restrictions contained in
                    Section V, sub-section B.

               7.   Employees may maintain fully discretionary managed accounts provided that each of the following conditions are met: (i)
                    the investment program is offered by Morgan Stanley; (ii)
                    the portfolio manager's strategy/investment
                    discipline/investment program offered/utilized is the same for both Employee and non-Employee client accounts; (iii)
                    written

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(4) This includes Morgan Stanley Retirement Plans that are equivalent to 401(k)
Plans in jurisdictions outside the United States.

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                    permission is obtained from the Director of Compliance and the Chief Investment Officer (or their designees) prior to opening a fully discretionary account; (iv) written
                    certification is obtained stating that there will be no
                    communication between the portfolio manager and the Employee with regard to investment decisions prior to execution; and
                    (v) Employee accounts will be treated no differently from
                    non-Employee accounts. The Employee must designate duplicate copies of trade confirmations and statements to be sent to the Compliance Department. To the extent that an Employee
                    directs trades for tax purposes, that Employee shall obtain pre-clearance for each transaction from his/her Local
                    Compliance Group.

         D.    Pre-Clearance Requirement

               1.   Personal Securities Transactions

                    (a)  From Whom Obtained

                         All Employees are required to obtain pre-clearance of
                         Personal Securities Transactions in Covered Securities.
                         Employees must complete the required Form, as described
                         below, and submit it to the Compliance Department for
                         approval.

                         A copy of the Personal Securities Transaction Approval
                         Form, which may be revised from time to time, is
                         attached as EXHIBIT B.

                    (b)  Personal Securities Transaction Approval Process

                         Pre-clearance must be obtained by completing and
                         signing the Personal Securities Transaction Approval
                         Form and obtaining the proper pre-clearance signatures.
                         The Approval Form must also indicate, as applicable,
                         the name of the individual's financial advisor, the
                         branch office numbers, as well as other required
                         information.

                         If an Employee has more than one Covered Account, the
                         Employee must indicate for which Covered Account the
                         trade is intended on the Personal Securities
                         Transaction Approval Form. Employees are required to
                         have duplicate copies of their trade confirmations and
                         Covered Account statements (which can be electronically
                         transmitted) sent to the Local Compliance Group for
                         each Covered Account the Employee has, or as a result
                         of the transaction acquires, any direct or indirect
                         beneficial ownership (as defined in sub-section E.3.
                         below).

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                         Employees are required to: (i) confirm that no open
                         orders exist in the same or related security with the
                         appropriate trading desk(s) (as determined by the Local
                         Compliance Group); and (ii) have the transaction
                         approved by the Local Compliance Group.

                         Portfolio managers and research analysts (or persons
                         reporting to portfolio managers or research analysts)
                         of Investment Management seeking pre-clearance for a
                         Personal Securities Transaction must obtain an
                         additional signature from a designated Senior Portfolio
                         Manager (prior to pre-clearance from the Local
                         Compliance Group). Trading desk personnel at any
                         Covered Company seeking pre-clearance for a Personal
                         Securities Transaction must obtain an additional
                         signature from their immediate supervisor prior to
                         pre-clearance from the Local Compliance Group.

                    (c)  Filing and Approval

                         After all required signatures are obtained, the
                         Personal Securities Transaction Approval Form must be
                         filed with the Local Compliance Group. The Employee
                         should retain a copy for his/her records.

                         Compliance will act on the request and notify the
                         Employee whether the request has been approved or
                         denied. If pre-clearance of a request is approved, it
                         is effective only for a transaction completed prior to
                         the close of business on the day of approval. Any
                         transaction not completed will require a new approval.

                         Each Local Compliance Group has implemented procedures
                         reasonably designed to monitor purchases and sales
                         effected pursuant to these pre-clearance procedures.

               2.   Factors Considered in Pre-Clearance of Personal Securities
                    Transactions

                    In reviewing any Personal Securities Transaction for
                    pre-clearance, the following factors, among others, will
                    generally be considered:

                    o    Whether the amount or the nature of the transaction, or
                         the Employee making it, is likely to affect the price
                         or market of security that is held by a Fund or a
                         Managed Account Client.

                    o    Whether the purchase or sale transaction of the Covered
                         Security by the Employee: (i) is being considered for
                         purchase or sale by a

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                         Fund or a Managed Account; or (ii) is being purchased
                         or sold by a Fund or a Managed Account Client.

                    o    Whether the individual making the proposed purchase or
                         sale is likely to benefit from purchases or sales being
                         made or considered on behalf of any Fund or a Managed
                         Account Client.

                    o    Whether the transaction is non-volitional on the part
                         of the Employee.

                    o    Whether the transaction is conducted in a manner that
                         is consistent with the Code to avoid any appearance of
                         impropriety.

                    In addition to the requirements set forth in the Code, the
                    Local Compliance Group and/or, if applicable, designated
                    Senior Portfolio Manager/immediate trading room supervisor
                    (as appropriate), in keeping with the general principles and objectives of the Code, may refuse to grant pre-clearance of a Personal Securities Transaction in their sole discretion without being required to specify any reason for the
                    refusal.

         E.    Permitted Brokerage Accounts and Accounts Holding Affiliated
               Mutual Funds and Sub-advised Mutual Funds

               1.   Brokerage Accounts

                    All securities transactions must be made through a Morgan
                    Stanley brokerage account5. No other brokerage accounts,
                    including mutual fund accounts with brokerage capabilities, are permitted unless special permission is obtained from the
                    Local Compliance Group. If an Employee maintains an
                    account(s) outside of Morgan Stanley, that Employee must
                    transfer his/her account(s) to a Morgan Stanley brokerage
                    account as soon as practical (generally within 30 days).
                    Failure to do so will be considered a significant violation of the Code. In the event permission to maintain an outside brokerage account is granted by the Local Compliance Group, it is the responsibility of the Employee to pre-clear
                    transactions as required by the Code and to arrange for
                    duplicate confirmations of all securities transactions and brokerage statements to be sent to the Local Compliance
                    Group.

                    Prior to opening a Morgan Stanley brokerage account,
                    Employees must obtain approval from their Local Compliance
                    Group. No Employee may open a brokerage account unless a
                    completed and signed copy of a Morgan Stanley Employee
                    Account Request Form attached as EXHIBIT C is submitted to the Local Compliance Group for approval. Employees are

------------------
(5) Morgan Stanley brokerage account shall mean an account with an affiliated
Morgan Stanley broker in the Employee's local jurisdiction.

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                    responsible for reporting their Morgan Stanley account
                    number to the Local Compliance Group.

               2.   Accounts Holding Affiliated Mutual Funds or Sub-advised
                    Mutual Funds

                    The opening of an account for purchase of Affiliated Mutual
                    Funds (other than participation in the Morgan Stanley 401(k)
                    Plan) or Sub-advised Mutual Funds must be pre-approved by
                    the Local Compliance Group. Duplicate confirmations of all transactions and statements must be sent to the Local
                    Compliance Group. (See EXHIBIT C).

               3.   Accounts Covered

                    An Employee must obtain pre-clearance for any Personal
                    Securities Transaction if such Employee has, or as a result of the transaction acquires, any direct or indirect
                    beneficial ownership in the security.

                    The term "beneficial ownership" shall be interpreted with
                    reference to the definition contained in the provisions of
                    Section 16 of the Securities Exchange Act of 1934.
                    Generally, a person is regarded as having beneficial
                    ownership of securities held in the name of:

                    (a)  the individual; or

                    (b)  a husband, wife or a minor child; or

                    (c)  a relative sharing the same house; or

                    (d)  other person if the Employee: (i) obtains benefits
                         substantially equivalent to ownership of the
                         securities; (ii) can obtain ownership of the securities
                         immediately or at some future time; or (iii) can have
                         investment discretion or otherwise can exercise
                         control.

                    The following circumstances constitute Beneficial Ownership by an Employee of securities held by a trust:

                    (a)  Ownership of securities as a trustee where either the
                         Employee or members of the Employee's immediate family
                         have a vested interest in the principal or income of
                         the trust.

                    (b)  Estate or trust accounts in which the Employee has the power to effect investment decisions, unless a specific
                         exemption is granted.

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                    (c)  Any Employee who is a settlor of a trust is required to comply with all the provisions of the Code, unless
                         special exemption in advance is granted by the Local
                         Compliance Group and: (i) the Employee does not have
                         any direct or indirect beneficial interest in the
                         trust; (ii) the Employee does not have the direct or
                         indirect power to effect investment decisions for the
                         trust, and (iii) the consent of all the beneficiaries
                         is required in order for the Employee to revoke the
                         trust.

                    It is the responsibility of the Employee to arrange for
                    duplicate confirmations of all securities transactions and statements to be sent to the Local Compliance Group. The
                    final determination of beneficial ownership is a question to be determined in light of the facts of each particular case.
                    If there are any questions as to beneficial ownership,
                    please contact your Local Compliance Group.

               4.   Accounts Exempt from Pre-approval Requirement

                    Pre-approval is not required for any account where the
                    Employee does not have direct or indirect beneficial
                    ownership. In case of doubt as to whether an account is a
                    Covered Account, Employees must consult with their Local
                    Compliance Group.

VI.      Reporting Requirements

         A.    Report of Transactions

               Employees are subject to several reporting requirements including an Initial Listing of Securities Holdings and Accounts when an
               Employee commences employment with Investment Management,
               Quarterly Securities Transactions and New Accounts Reports and an
               Annual Listing of Securities Holdings Report and Certification of
               Compliance. It is the responsibility of Employees to submit their reports to Compliance in a timely manner. Compliance will notify
               Employees of their Quarterly and Annual Reporting obligations under the Code.

               1.   Initial Listing of Securities Holdings and Brokerage and
                    Mutual Fund Accounts Report

                    When an Employee begins employment with Investment
                    Management or a person otherwise becomes an Access Person, he or she must provide an Initial Listing of Securities
                    Holdings and Brokerage Accounts Report to their Local
                    Compliance Group not later than 10 days after the person
                    becomes an Access Person (which information must be current as of a date no more than 45 days prior to the date the
                    person becomes an Access Person),

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                    disclosing: (i) all Covered Securities, including Affiliated
                    Mutual Funds and Sub-advised Mutual Funds, and private
                    placement securities beneficially owned by the Employee,
                    listing the title and type of the security, and as
                    applicable the exchange ticker symbol or CUSIP number,
                    number of shares held, and principal amount of the security;
                    (ii) the name of the broker, dealer, bank or financial
                    institution where the Employee maintains a personal account;
                    and (iii) the date the report is submitted by the Employee.

               2.   Quarterly Securities Transactions and New Brokerage and
                    Mutual Fund Accounts Reports

                    Quarterly Securities Transactions and New Brokerage and
                    Mutual Fund Accounts Reports must be submitted by Employees within 10 calendar days after the end of each calendar
                    quarter. Any new brokerage account, any account opened for the purchase of Affiliated Mutual Funds, Sub-advised Mutual
                    Funds, or any mutual fund account(s) with brokerage
                    capabilities opened during the quarter without their Local
                    Compliance Group's prior approval must also be reported
                    within 10 calendar days after the end of each calendar
                    quarter. (See EXHIBIT E.)

                    (a)  All Personal Securities Transactions in Covered
                         Securities, and all securities transactions in
                         Affiliated Mutual Funds and Sub-advised Mutual Funds
                         must be reported in the next quarterly transaction
                         report after the transaction is effected. Please note
                         exceptions to this in sub-section (b) below. The
                         quarterly report shall contain the following
                         information:

                         (i)       The date of the transaction, the title and
                                   type of the security, and as applicable the
                                   exchange ticker symbol or CUSIP number,
                                   interest rate and maturity date (if
                                   applicable), number of shares and principal
                                   amount of each security involved;

                         (ii)      The nature of the transaction (i.e.,
                                   purchase, sale, or any other type of
                                   acquisition or disposition);

                         (iii)     The price at which the purchase or sale was
                                   effected;

                         (iv)      The name of the broker, dealer, bank or other
                                   financial institution with, or through which,
                                   the purchase or sale was effected; and

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                         (v)       The date the report was submitted to the
                                   Local Compliance Group by such person.

                         In addition, any new brokerage account, any account
                         opened for the purchase of Affiliated Mutual Funds or
                         Sub-advised Mutual Funds, or any mutual fund account
                         with brokerage capabilities opened during the quarter
                         without approval from the Local Compliance Group must
                         be reported. The report must contain the following
                         information:

                         (i)       The name of the broker, dealer, bank or other
                                   financial institution with whom the account
                                   was established;

                         (ii)      The date the account was established; and

                         (iii)     The date the report is submitted by the
                                   Employee.

                    (b)  Exemption from Filing Quarterly Report - An Employee
                         need not make a quarterly transaction report if he/she:
                         (i) maintains only a Morgan Stanley brokerage account,
                         direct account for the purchase of Affiliated Mutual
                         Funds and/or Morgan Stanley 401(k) Plan and the report
                         would duplicate information contained in the trade
                         confirms, system generated reports or account
                         statements received by the Local Compliance Group. In
                         addition, the Employee must not have opened any new
                         brokerage accounts or mutual fund accounts without
                         obtaining approval from their Local Compliance Group
                         during the quarter.

               3.   Annual Listing of Securities Holdings Reports and
                    Certification of Compliance

                    The Annual Listing of Securities Holdings Report and
                    Certification of Compliance requires all Employees to
                    provide an annual listing of holdings of: (i) all Covered
                    Securities beneficially owned including all Affiliated
                    Mutual Funds and Sub-advised Mutual Funds (excluding money market accounts), listing the title and type of the security and as applicable the exchange ticker, symbol or CUSIP
                    number, number of shares held, and principal amount of the security as of December 31 of the preceding year, (ii) the name of any broker, dealer, bank or financial institution
                    where the account(s) in which these Covered Securities were maintained, as of December 31 of the preceding year; and
                    (iii) the date the report is submitted. This report must be provided no later than 30 calendar days after December 31
                    each year. In the case of Employees maintaining a

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                    Morgan Stanley brokerage account(s),direct account for the purchase of Affiliated Mutual Funds, and/or Morgan Stanley
                    401(k) Plan for which trade confirms, system generated
                    reports or account statements are already received on a
                    quarterly basis by the Local Compliance Group, an annual
                    certification (Certification of Compliance) that the
                    holdings information already provided to the Local
                    Compliance Group accurately reflects all such holdings will satisfy the aforementioned requirement.

         B.    Form of Reporting

               The Initial Listing of Securities Holdings and Brokerage Accounts
               Report, Quarterly Securities Transactions and New Brokerage
               Accounts Reports, and the Annual Listing of Securities Holdings
               Report and Certification of Compliance must be completed on the appropriate forms, attached as EXHIBITS D, E, AND F respectively, which would be provided by each Local Compliance Group. By not submitting a quarterly transaction report form, an Employee will be deemed to have represented that such person has: (i) executed reportable transactions only in accounts listed with the Local
               Compliance Group; or (ii) only traded securities exempt from the reporting requirements. Copies of the Initial Listing of
               Securities Holdings Report and Brokerage and Mutual Fund Accounts
               Report, Quarterly Securities Transactions and New Brokerage and
               Mutual Fund Accounts Reports, and the Annual Listing of
               Securities Holdings Report and Certification of Compliance, which may be revised from time to time, are attached as EXHIBITS D, E,
               AND F, respectively.

         C.    Responsibility to Report

               The responsibility for reporting is imposed on each Employee required to make a report. Any effort by a Covered Company to facilitate the reporting process does not change or alter that individual's responsibility.

         D.    Leave of Absence

               Employees on leave of absence may not be subject to the
               pre-clearance and reporting provisions of the Code, provided that, during their leave period, they: (i) do not participate in, obtain information with respect to, make recommendations as to, or make the purchase and sale of securities on behalf of a Fund or a Managed Account Client; and (ii) do not have access to information regarding the day-to-day investment activities of
               Investment Management.

         E.    Where to File Report

               All reports must be filed by Employees with their Local
               Compliance Group.

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         F.    Responsibility to Review

               Each Local Compliance Group will review all Initial Listing of
               Securities Holdings and Brokerage and Mutual Fund Accounts
               Reports, Quarterly Securities Transactions and New Brokerage and
               Mutual Fund Accounts Reports, and Annual Listing of Securities
               Holdings Reports and Certification of Compliance, filed by
               Employees, as well as broker confirmations, system generated reports, and account statements.

VII.     Code of Ethics Review Committee

         A Code of Ethics Review Committee, consisting of the President/Chief
         Operating Officer, Chief Investment Officer, Chief Legal Officer, Chief
         Compliance Officer and the Chief Administrative Officer - Investments,
         of Investment Management or their designees will review and consider any proper request of an Employee for relief or exemption from any restriction, limitation or procedure contained herein consistent with the principles and objectives outlined in this Code. The Committee shall meet on an ad hoc basis, as it deems necessary, upon written request by an Employee stating the basis for the requested relief. The
         Committee's decision is within its sole discretion.

VIII.    Service as a Director and Outside Business Activities

         A.    Approval to Serve as a Director

               No Employee may serve on the board of any company without prior approval of the Code of Ethics Review Committee. If such approval is granted, it will be subject to the implementation of
               information barrier procedures to isolate any such person from making investment decisions for Funds or Managed Accounts
               concerning the company in question.

         B.    Approval to Engage in Outside Business Activities

               No Employee may engage in any outside business activities without prior approval of the Code of Ethics Review Committee. If such approval is granted, it is the responsibility of the Employee to notify Compliance immediately if any conflict or potential conflict of interest arises in the course of such activity.

         C.    Approval Process

               A copy of a Form for approval to serve as a Director and to engage in Outside Business Activities is attached as EXHIBIT G.
               This form should be completed and submitted to Compliance for processing.

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IX.      Gifts

         No Employee shall accept directly or indirectly anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with any Fund or Managed Account, not including occasional meals or tickets to theater or sporting events or other similar entertainment. Client entertainment expenses generally are not considered gifts if: (i) Firm personnel are present; (ii) a
         Firm client is present; and (iii) the entertainment is not so regular or frequent that it creates the appearance of impropriety.

X.       Sanctions

         All violations of this Code will be reported promptly to the applicable
         Chief Compliance Officer. Investment Management may impose such sanctions as they deem appropriate, including a reprimand (orally or in writing), monetary fine, demotion, suspension or termination of employment and/or other possible sanctions. The President/Chief
         Operating Officer of Investment Management and the Chief Legal Officer
         or Chief Compliance Officer together, are authorized to determine the choice of sanctions to be imposed in specific cases, including termination of employment.

XI.      Employee Training and Certification

         All new Employees will receive training on the principles and procedures of this Code. New Employees are also required to sign a copy of this Code indicating their understanding of, and their agreement to abide by the terms of this Code.

         In addition, Employees are required to certify annually that: (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this Code; and (ii) they are in compliance with the requirements of this Code, including but not limited to the reporting of all brokerage accounts, and the pre-clearance of all non-exempt Personal Securities
         Transactions in accordance with this Code.

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I have read and understand the terms of the above Code. I recognize the responsibilities and obligations, including but not limited to my quarterly transaction, annual listing of holdings, and initial holdings reporting obligations (as applicable), incurred by me as a result of my being subject to this Code. I hereby agree to abide by the above Code.

-----------------------------------          -----------------------------------
(Signature)                                  (Date)

-----------------------------------
(Print name)

MORGAN STANLEY Investment MANAGEMENT Code of Ethics

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                                                                      SCHEDULE A
                                                                      ----------

MORGAN STANLEY INVESTMENT ADVISORS INC.
MORGAN STANLEY INVESTMENT MANAGEMENT INC.
MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED
MORGAN STANLEY INVESTMENT MANAGEMENT COMPANY
MORGAN STANLEY ASSET & INVESTMENT TRUST
         MANAGEMENT CO., LIMITED
MORGAN STANLEY INVESTMENT MANAGEMENT
         PRIVATE LIMITED

MORGAN STANLEY AIP GP LP
MORGAN STANLEY HEDGE FUND PARTNERS GP LP
MORGAN STANLEY HEDGE FUND PARTNERS LP
MORGAN STANLEY SERVICES COMPANY INC.
MORGAN STANLEY DISTRIBUTORS INC.
MORGAN STANLEY DISTRIBUTION INC.
MORGAN STANLEY & CO. INCORPORATED
VAN KAMPEN ASSET MANAGEMENT
VAN KAMPEN ADVISORS INC.
VAN KAMPEN INVESTMENTS, INC.
VAN KAMPEN FUNDS INC.
VAN KAMPEN TRUST COMPANY
VAN KAMPEN INVESTOR SERVICES INC.

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